Exhibit 99.1

DGSE Companies, Inc. Announces $603,874 Third Quarter Profit and $1,088,521 Profit for the Nine Months ending September 30, 2017

DALLAS – November 7, 2017 - DGSE Companies, Inc. (NYSE MKT) (“DGSE” or the “Company”), a leading wholesaler and retailer of jewelry, diamonds, fine watches, and precious metal bullion and rare coin products, today announced in its Form 10-Q a 48% increase in revenues and a 55% increase in gross profit for the three months ended September 30, 2017 as compared to the same period in 2016. DGSE also reported a 1% decrease in selling, general and administrative expenses and a 43% decrease in interest expense for the three months ended September 30, 2017 as compared to the same period in 2016. Third quarter 2017 net income was $603,874 versus a net loss of $1,509,725 for the same period in 2016.

“Our team did a terrific job executing the Company’s new business strategies in the third quarter, driving broad-based improvement in DGSE’s performance. We continue transforming every part of our business and further enhancing our retail prowess to provide shareholders with lasting success,” said John Loftus, DGSE’s President, Chairman and Chief Executive Officer since mid-December 2016.

Third-Quarter DGSE Updates

•	New business strategies continued delivering strong financial performance
•	Continued cost reductions and improved efficiencies
•	No longer pursuing acquisition of National Pawn, Inc. and affiliated businesses’ equity interests due to lack of satisfactory third-party financing, but continue evaluating potential 2018 or later acquisition of Elemetal Recycling, LLC assets from Elemetal, LLC
•	Divested the wholesale division Fairchild International as part of efforts to streamline operations and concentrate the fine-watch business in the retail sector
•	Current focus on wholesale and retail businesses of jewelry, diamonds, fine watches, precious metal bullion and rare coins, though also continue exploring business-diversification opportunities

Net sales increases, improved operating margins, more impactful marketing, rising traffic growth, effective customer engagement and exceptional pricing have meaningfully contributed to the Company’s growth in earnings per share.

“Management is committed to the new business strategies, and to delivering unparalleled value and liquidity to those seeking to buy, sell or trade jewelry, watches, diamonds or coins. As reflected in the 3Q17 results, it’s working,” added Loftus.

DGSE Companies, Inc. wholesales and retails jewelry, diamonds, fine watches, and precious metal bullion and rare coin products through its Charleston Gold & Diamond Exchange and Dallas Gold & Silver Exchange operations. The Company is headquartered in Dallas, Texas, and its common stock trades on the NYSE MKT exchange under the symbol “DGSE.”

This press release includes statements that may constitute “forward-looking” statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, statements regarding the potential acquisition of Elemetal Recycling, negotiations regarding a definitive acquisition agreement regarding the potential acquisition, availability of satisfactory financing, market conditions, the Company’s ability to execute on new business strategies, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the operations, performance, development and results of our business. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, we undertake no obligation to release publicly the results of any revisions to these forward-looking statements, which may be made, to reflect events or circumstances after the date thereon, including without limitation, changes in our business strategy or planned capital expenditures, store growth plans, or to reflect the occurrence of unanticipated events.

Contacts

DGSE Companies, Inc.

Bret Pedersen, 972-587-4024

bpedersen@dgse.com